STAG INDUSTRIAL ANNOUNCES FIRST QUARTER 2024 RESULTS

Boston, MA — April 30, 2024 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended March 31, 2024.

“Coming out of one of our best operational years as a public company, the momentum from 2023 drove another quarter of excellent internal growth, including robust Same Store Cash NOI growth,” said Bill Crooker, President and Chief Executive Office of the Company. “The Company is well positioned to capitalize on transactions as the capital markets stabilize, but remains patient in the face of continued volatility.”

First Quarter 2024 Highlights

•Reported $0.20 of net income per basic and diluted common share for the first quarter of 2024, compared to $0.28 of net income per basic and diluted common share for the first quarter of 2023. Reported $36.6 million of net income attributable to common stockholders for the first quarter of 2024, compared to net income attributable to common stockholders of $49.4 million for the first quarter of 2023.

•Achieved $0.59 of Core FFO per diluted share for the first quarter of 2024, an increase of 7.3% compared to the first quarter of 2023 Core FFO per diluted share of $0.55.

•Produced Cash NOI of $145.5 million for the first quarter of 2024, an increase of 9.7% compared to the first quarter of 2023 of $132.6 million.

•Produced Same Store Cash NOI of $139.1 million for the first quarter of 2024, an increase of 7.1% compared to the first quarter of 2023 of $129.8 million.

•Produced Cash Available for Distribution of $98.1 million for the first quarter of 2024, an increase of 8.9% compared to the first quarter of 2023 of $90.1 million.

•Acquired one building in the first quarter of 2024, consisting of 697,500 square feet, for $50.1 million, with a Cash Capitalization Rate of 6.1% and a Straight-Line Capitalization Rate of 6.8%.

•Achieved an Occupancy Rate of 97.7% on the total portfolio and 97.9% on the Operating Portfolio as of March 31, 2024.

•Commenced Operating Portfolio leases of 4.3 million square feet for the first quarter of 2024, resulting in a Cash Rent Change and Straight-Line Rent Change of 30.5% and 43.6%, respectively.

•Experienced 84.2% Retention for 4.2 million square feet of leases expiring in the quarter.

•On March 13, 2024, originated $450 million of fixed rate senior unsecured notes in a private placement offering.

•On March 25, 2024, refinanced $200 million Term Loan F, which was scheduled to mature in January 2025 and now matures March 25, 2027.

•As of April 29, 2024, addressed 81.2% of expected 2024 new and renewal leasing, consisting of 11.1 million square feet, achieving Cash Rent Change of 26.7%.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Wednesday, May 1, 2024 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

FIRST QUARTER 2024 KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2024	2023	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$36,580	$49,413	(26.0)%
Net income per common share — basic	$0.20	$0.28	(28.6)%
Net income per common share — diluted	$0.20	$0.28	(28.6)%
Cash NOI	$145,472	$132,556	9.7%
Same Store Cash NOI (1)	$139,103	$129,839	7.1%
Adjusted EBITDAre	$134,667	$122,326	10.1%
Core FFO	$109,039	$101,584	7.3%
Core FFO per share / unit — basic	$0.59	$0.55	7.3%
Core FFO per share / unit — diluted	$0.59	$0.55	7.3%
Cash Available for Distribution	$98,133	$90,099	8.9%
(1) The Same Store pool accounted for 96.4% of the total portfolio square footage as of March 31, 2024.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition Activity
For the three months ended March 31, 2024, the Company acquired one building for $50.1 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

FIRST QUARTER 2024 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Cincinnati, OH	3/18/2024	697,500	1	$50,073	6.8
Total / weighted average		697,500	1	$50,073	6.8	6.1%	6.8%

The chart below details the 2024 acquisition activity and Pipeline through April 29, 2024:
2024 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	697,500	1	$50,073	6.8	6.1%	6.8%
Total / weighted average	697,500	1	$50,073	6.8	6.1%	6.8%

As of April 29, 2024
Subsequent to quarter-end acquisitions	0.8 million	3	$85.0 million

Pipeline	25.7 million	158	$3.5 billion

Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended March 31, 2024:

FIRST QUARTER 2024 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	728,930	5	4.0	$5.37	$5.52	$1.00	$0.38	7.3%	14.1%
Renewal Leases	3,552,013	24	4.4	$5.72	$6.04	$0.76	$0.22	36.2%	50.9%	84.2%
Total / weighted average	4,280,943	29	4.3	$5.66	$5.95	$0.80	$0.25	30.5%	43.6%

Additionally, for the three months ended March 31, 2024, leases commenced totaling 307,841 square feet related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

As of April 29, 2024, addressed 81.2% of expected 2024 new and renewal leasing, consisting of 11.1 million square feet, achieving Cash Rent Change of 26.7%.

Capital Markets Activity

In the first quarter of 2024, the Company sold 567,112 shares on a forward basis under the ATM common stock offering program at a price of $38.88 per share, or $22.1 million. The Company does not initially receive any proceeds from the sale of shares on a forward basis and has until the first quarter of 2025 to settle the forward contracts.

Subsequent to quarter end, the Company sold 227,146 shares on a forward basis under the ATM common stock offering program at a price of $39.10 per share, or $8.9 million. The Company does not initially receive any proceeds from the sale of shares on a forward basis and has until the second quarter of 2025 to settle the forward contracts.

The Company has total outstanding net proceeds of $71.8 million available as of April 29, 2024.

On March 13, 2024, the Company entered into a note purchase agreement to issue $450 million of fixed rate senior unsecured notes in a private placement offering with a weighted average fixed interest rate of 6.17% The transaction consists of $175 million of 6.05% notes with a five-year term maturing on May 28, 2029; $125 million of 6.17% notes with a seven-year term maturing on May 28, 2031; and $150 million of 6.30% notes with a ten-year term maturing on May 28, 2034.

On March 25, 2024, the Company refinanced $200 million Term Loan F, which was scheduled to mature in January 2025. The term loan now matures March 25, 2027, with two one-year extension options, subject to certain conditions. The term loan bears an aggregate fixed interest rate, inclusive of interest rate swaps, of 2.94% until January 15, 2025 and will bear an aggregate fixed interest rate, inclusive of interest rate swaps, of 4.83% from January 15, 2025 through March 25, 2027.

As of March 31, 2024, Net Debt to Annualized Run Rate Adjusted EBITDAre was 4.9x and Liquidity was $574.1 million.

Conference Call

The Company will host a conference call tomorrow, Wednesday, May 1, 2024, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13745405.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	March 31, 2024	December 31, 2023
Assets
Rental Property:
Land	$700,199	$698,633
Buildings and improvements, net of accumulated depreciation of $967,141 and $921,846, respectively	4,859,117	4,838,522
Deferred leasing intangibles, net of accumulated amortization of $383,967 and $360,094, respectively	422,153	435,722
Total rental property, net	5,981,469	5,972,877
Cash and cash equivalents	12,423	20,741
Restricted cash	667	1,127
Tenant accounts receivable	128,797	128,274
Prepaid expenses and other assets	84,087	80,455
Interest rate swaps	57,532	50,418
Operating lease right-of-use assets	29,085	29,566
Total assets	$6,294,060	$6,283,458
Liabilities and Equity
Liabilities:
Unsecured credit facility	$435,000	$402,000
Unsecured term loans, net	1,020,837	1,021,773
Unsecured notes, net	1,195,941	1,195,872
Mortgage notes, net	4,350	4,401
Accounts payable, accrued expenses and other liabilities	80,489	83,152
Interest rate swaps	47	—
Tenant prepaid rent and security deposits	45,795	44,238
Dividends and distributions payable	22,936	22,726
Deferred leasing intangibles, net of accumulated amortization of $28,709 and $26,613, respectively	32,312	29,908
Operating lease liabilities	33,133	33,577
Total liabilities	2,870,840	2,837,647
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at March 31, 2024 and December 31, 2023; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at March 31, 2024 and December 31, 2023, 182,074,776 and 181,690,867 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,821	1,817
Additional paid-in capital	4,273,183	4,272,376
Cumulative dividends in excess of earnings	(979,629)	(948,720)
Accumulated other comprehensive income	56,127	49,207
Total stockholders’ equity	3,351,502	3,374,680
Noncontrolling interest	71,718	71,131
Total equity	3,423,220	3,445,811
Total liabilities and equity	$6,294,060	$6,283,458

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2024	2023
Revenue
Rental income	$187,402	$173,268
Other income	141	285
Total revenue	187,543	173,553
Expenses
Property	39,071	35,881
General and administrative	12,952	12,676
Depreciation and amortization	71,427	68,944
Other expenses	563	2,979
Total expenses	124,013	120,480
Other income (expense)
Interest and other income	11	19
Interest expense	(25,421)	(22,612)
Debt extinguishment and modification expenses	(667)	—
Gain on the sales of rental property, net	—	20,128
Total other income (expense)	(26,077)	(2,465)
Net income	$37,453	$50,608
Less: income attributable to noncontrolling interest	826	1,142
Net income attributable to STAG Industrial, Inc.	$36,627	$49,466
Less: amount allocated to participating securities	47	53
Net income attributable to common stockholders	$36,580	$49,413
Weighted average common shares outstanding — basic	181,708	179,196
Weighted average common shares outstanding — diluted	181,991	179,297
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.20	$0.28
Net income per share attributable to common stockholders — diluted	$0.20	$0.28

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended March 31,
	2024	2023
NET OPERATING INCOME RECONCILIATION
Net income	$37,453	$50,608
General and administrative	12,952	12,676
Depreciation and amortization	71,427	68,944
Interest and other income	(11)	(19)
Interest expense	25,421	22,612
Debt extinguishment and modification expenses	667	—
Other expenses	563	2,979
Gain on the sales of rental property, net	—	(20,128)
Net operating income	$148,472	$137,672

Net operating income	$148,472	$137,672
Rental property straight-line rent adjustments, net	(2,697)	(4,987)
Amortization of above and below market leases, net	(303)	(129)
Cash net operating income	$145,472	$132,556

Cash net operating income	$145,472
Cash NOI from acquisition timing	473
Cash termination, solar and other income	(1,219)
Run Rate Cash NOI	$144,726

Same Store Portfolio NOI
Total NOI	$148,472	$137,672
Less: NOI non-same-store properties	(6,187)	(1,937)
Termination, solar and other adjustments, net	(705)	(907)
Same Store NOI	$141,580	$134,828
Less: straight-line rent adjustments, net	(2,600)	(4,860)
Plus: amortization of above and below market leases, net	123	(129)
Same Store Cash NOI	$139,103	$129,839

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$37,453	$50,608
Depreciation and amortization	71,427	68,944
Interest and other income	(11)	(19)
Interest expense	25,421	22,612
Gain on the sales of rental property, net	—	(20,128)
EBITDAre	$134,290	$122,017

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$134,290	$122,017
Straight-line rent adjustments, net	(2,762)	(5,044)
Amortization of above and below market leases, net	(303)	(129)
Non-cash compensation expense	2,908	3,092
Non-recurring other items	(133)	2,390
Debt extinguishment and modification expenses	667	—
Adjusted EBITDAre	$134,667	$122,326

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2024	2023
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$37,453	$50,608
Rental property depreciation and amortization	71,368	68,889
Gain on the sales of rental property, net	—	(20,128)
Funds from operations	$108,821	$99,369
Amount allocated to restricted shares of common stock and unvested units	(146)	(147)
Funds from operations attributable to common stockholders and unit holders	$108,675	$99,222

Funds from operations attributable to common stockholders and unit holders	$108,675	$99,222
Amortization of above and below market leases, net	(303)	(129)
Non-recurring dead deal costs	—	2,491
Debt extinguishment and modification expenses	667	—
Core funds from operations	$109,039	$101,584

Weighted average common shares and units
Weighted average common shares outstanding	181,708	179,196
Weighted average units outstanding	3,838	3,897
Weighted average common shares and units - basic	185,546	183,093
Dilutive shares	283	101
Weighted average common shares, units, and other dilutive shares - diluted	185,829	183,194
Core funds from operations per share / unit - basic	$0.59	$0.55
Core funds from operations per share / unit - diluted	$0.59	$0.55

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$109,039	$101,584
Amount allocated to restricted shares of common stock and unvested units	146	147
Non-rental property depreciation and amortization	59	55
Straight-line rent adjustments, net	(2,762)	(5,044)
Capital expenditures	(8,394)	(5,947)
Capital expenditures reimbursed by tenants	(453)	(189)
Lease commissions and tenant improvements	(3,394)	(4,575)
Non-cash portion of interest expense	984	976
Non-cash compensation expense	2,908	3,092
Cash available for distribution	$98,133	$90,099

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, Run Rate Adjusted EBITDAre, and Annualized Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We define Annualized Run Rate Adjusted EBITDAre as Run Rate Adjusted EBITDAre excluding allowable one-time items multiplied by four plus allowable one-time items.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CBRE-EA based on the building address. If the building is located outside of a CBRE-EA defined market, the city and state is reflected.

Net Debt: We define Net Debt as the outstanding principal balance of the Company's total debt, less cash and cash equivalents.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all buildings that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office buildings, buildings contained in the Value Add Portfolio, and buildings classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. The results for Same Store properties exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures. Same Store properties exclude Operating Portfolio properties with expansions placed into service or transferred from the Value Add Portfolio to the Operating Portfolio after January 1, 2023.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.